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EXHIBIT 21 - LIST OF SUBSIDIARIES

Subsidiary                                                                           Jurisdiction of Incorporation
----------                                                                           -----------------------------
P.W. Stephens Contractors, Inc.                                                                  Missouri
P.W. Stephens Services, Inc.                                                                     Missouri
Each of those subsidiaries is wholly-owned. This list does not include inactive, sold or discontinued subsidiaries.





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